                                   EXHIBIT 11

                 TRANSCRYPT INTERNATIONAL, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                   (Unaudited)
                 (in thousands, except share and per share data)


                                                                    THREE MONTHS ENDED
                                                        --------------------------------------------
                                                           MARCH 31, 2001          MARCH 31, 2000
                                                        ---------------------    -------------------
Net income (loss)                                              $       (798)           $     (3,251)
                                                        =====================    ===================

                                                        NET INCOME (LOSS) PER SHARE - BASIC
Weighted average common shares  - Basic                           14,423,913             12,956,871
                                                        =====================    ===================
Net income (loss) per share - Basic                            $       (0.06)          $      (0.25)
                                                        =====================    ===================

                                                        NET INCOME (LOSS) PER SHARE - DILUTED
Shares used in this computation:
  Weighted average common shares  - Basic                         14,423,913             12,956,871
  Dilutive effect of shares under employee
  stock plans                                                              -                      -
                                                        ---------------------    -------------------
  Weighted average common shares - Diluted                        14,423,913             12,956,871
                                                        =====================    ===================

Net income (loss) per share - Diluted                          $      (0.06)           $      (0.25)
                                                        =====================    ===================


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